CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Quarterly Report of Cruisestock, Inc. (the “Company”) on Form 10-QSB for the period ending November 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ruth Shepley, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such amended Quarterly Report on Form 10-QSB for the period ending November 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such amended Quarterly Report on Form 10-QSB for the period ending November 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of Cruisestock, Inc.

Dated: January 23, 2007December 19, 2006

CRUISESTOCK, INC.

By:	/s/ Ruth Shepley Chief Executive Officer and Chief Financial Officer